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                                                                   EXHIBIT 10.29


                            STOCK PURCHASE AGREEMENT


                                     BETWEEN


                             TRENDWEST RESORTS, INC.


                                       AND


                                 JELD-WEN, INC.


                                      DATED


                                  JUNE 26, 1997



                           (TRENDWEST FUNDING I, INC.)

                                TABLE OF CONTENTS


                                                                                                                 Page
                                                                                                                 ----
         1.       Definitions...................................................................................  1

         2.       Purchase and Sale; Closing....................................................................  3
                  2.1      Sale of the Company Shares...........................................................  3
                  2.2      Purchase Price.......................................................................  3
                  2.3      Closing..............................................................................  3
                  2.4      Closing Deliveries...................................................................  3

         3.       Representations and Warranties of Seller......................................................  4
                  3.1      Corporate Organization and Standing; Power and Authority.............................  4
                  3.2      Capitalization.......................................................................  4
                  3.3      Organization; Authorization; Enforceability..........................................  4
                  3.4      Investment...........................................................................  5
                  3.5      Absence of Certain Conflicts.........................................................  5
                  3.6      Liabilities..........................................................................  5
                  3.7      Absence of Material Changes..........................................................  5
                  3.8      Absence of Certain Developments......................................................  5
                  3.9      Proprietary Rights...................................................................  6
                  3.10     Taxes................................................................................  6
                  3.11     Contracts and Commitments; No Default................................................  6
                  3.12     Litigation; Judgments................................................................  7
                  3.13     Compliance with Laws.................................................................  7
                  3.14     Brokers and Finders..................................................................  7

         4.       Representations and Warranties of Purchaser...................................................  7
                  4.1      Corporate Organization and Standing; Power and Authority.............................  7
                  4.2      Enforceability.......................................................................  7
                  4.3      Consents.............................................................................  7
                  4.4      Absence of Certain Conflicts.........................................................  8
                  4.5      Litigation...........................................................................  8
                  4.6      Brokers and Finders..................................................................  8

         5.       Conditions to Closing.........................................................................  8
                  5.1      Conditions to Obligations of Purchaser...............................................  8
                  5.2      Conditions to Obligations of Seller..................................................  8

         6.       Survival of Representations and Warranties; Indemnification...................................  9
                  6.1      Survival of Representations and Warranties...........................................  9
                  6.2      Indemnification by Seller............................................................  9
                  6.3      Indemnification by Purchaser.........................................................  9
                  6.4      Limitation on Claims.................................................................  9
                  6.5      Insured Losses....................................................................... 10

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
         7.       Miscellaneous................................................................................. 10
                  7.1      Amendments and Waivers............................................................... 10
                  7.2      Successors and Assigns............................................................... 10
                  7.3      Termination.......................................................................... 10
                  7.4      Severability......................................................................... 10
                  7.5      Headings............................................................................. 11
                  7.6      Notices.............................................................................. 11
                  7.7      Governing Law; Jurisdiction.......................................................... 11
                  7.8      Parties in Interest.................................................................. 11
                  7.9      Expenses; Attorneys' Fees............................................................ 11
                  7.10     Entire Agreement..................................................................... 12
                  7.11     Counterparts......................................................................... 12


DISCLOSURE SCHEDULES

         Schedule 3.11     Required Consents

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                            STOCK PURCHASE AGREEMENT
                           (TRENDWEST FUNDING I, INC.)


         This Stock Purchase Agreement (the "Agreement"), dated June ____, 1997, is between TRENDWEST RESORTS, INC., an Oregon corporation ("Purchaser") and JELD-WEN, INC., an Oregon corporation.

         Seller is the owner of all of issued and outstanding shares (the "Company Shares") of the common stock of Trendwest Funding I, Inc., an Oregon corporation (the "Company"), which constitutes all of the issued and outstanding capital stock of the Company. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of the Company Shares on the terms and subject to the conditions set forth in this Agreement.

         Therefore, the parties agree as follows:

1.       DEFINITIONS.

         (a) "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

         (b) "Assets" means all of the businesses, franchises, licenses, rights, privileges, assets and property of the Company, of any nature and kind, whether real, personal, mixed tangible or intangible, wherever situated, including the goodwill of the business as a going concern.

         (c) "Business" means the business carried out by the Company.

         (d) "Claim" has the meaning given such term in Section 6.4.

         (e) "Closing" has the meaning given such term in Section 2.3.

         (f) "Closing Date" has the meaning given such term in Section 2.3.

         (g) "Company Shares" has the meaning given such term in the second opening paragraph of this Agreement.

         (h) "Financial Statements" has the meaning given such term in Section 3.5.

         (i) "Governmental Authority" means any nation or government, foreign or domestic, any state or other political subdivision thereof, and any agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including, without limitation, all taxing authorities.

         (j) "Liability" means each of, and "Liabilities" means any and all, the debts, liabilities, claims, damages, obligations, payments, costs and expenses, matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown,

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including, without limitation, any of the foregoing arising under, out of or in connection with any action by or order or consent decree of any governmental entity or award of any arbitrator of any kind, or any law, rule, regulation, contract, commitment or undertaking.

         (k) "Lien" means any interest, consensual or otherwise, in real, personal or mixed property (a) securing an obligation owed to, or a claim by, or
(b) evidencing an interest of, a Person other than the owner of the property, including, without limitation, any mortgage, lien, pledge, security interest, conditional sale agreement, or any assessment, charge or other type of notice which is levied or given by any Governmental Authority and for which a lien could be filed.

         (l) "Loss" means any demand, penalty, assessment, interest, obligation, Liability, claim, loss, cost, expense, tax, lawsuit, arbitration or other legal action, judgment or damage, liquidated or unliquidated, accrued, contingent or otherwise, incurred or suffered, any other damage or impairment in the value of the business of the Person incurring or suffering such Loss or any of its properties or assets, including, without limitation, any interest, penalties, reasonable accounting and legal fees and expenses, and reasonable expert witness and consultant fees and expenses in connection with the occurrence of any Loss or in defending against any Loss.

         (m) "Material Adverse Effect" has the meaning given such term in
Section 3.1.

         (n) "Material Contract" means:

                  (i) any agreement, contract, or commitment which involves or could involve aggregate future payments by the Company of more than $25,000;

                  (ii) any agreement restricting the Company from carrying on the Business or any part thereof or from competing in any line of the Business with any Person; and

                  (iii) any commitment, agreement, contract or other instrument to which the Company is a party or by which it is bound, which (taken individually) is material to the Business, Assets or financial conditions of the Company, taken as a whole, and has a remaining term of more than one year.

         (o) "Person" means an individual, corporation, partnership, unincorporated association, trust, joint venture or other organization or entity, including a Governmental Authority.

         (p) "Purchase Price" has the meaning given such term in Section 2.2.

         (q) "Purchaser Indemnitee" has the meaning given such term in Section 6.2.

         (r) "Returns" means all reports, estimates, declarations, schedules, disclosures, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.


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         (s) "Seller Indemnitee" has the meaning given such term in Section 6.3.

         (t) "Survival Period" has the meaning given such term in Section 6.1.

         (u) "Tax" or "Taxes" means all federal, state and local income or profits taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, Washington business and occupation taxes, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any Governmental Authority.

2.       PURCHASE AND SALE; CLOSING.

         2.1 Sale of the Company Shares. On and subject to the terms and conditions set forth in this Agreement, at Closing, Seller will sell, assign, transfer and deliver the Company Shares to Purchaser, free and clear of all Liens, and Purchaser will purchase the Company Shares from Seller. At the Closing, title to the Company Shares will pass to the Purchaser, as record and beneficial owner. Purchaser will then be entitled to all rights, including, without limitation, voting rights, as the sole owner of such Company Shares, free and clear of all Liens.

         2.2 Purchase Price. The aggregate consideration to be paid by Purchaser for the Company Shares (the "Purchase Price") is 1,870 shares (the "Purchaser Shares") of common stock of Purchaser.

         2.3 Closing. The closing of the transaction contemplated by this Agreement (the "Closing") will take place at the offices of Foster Pepper & Shefelman PLLC, 1111 Third Avenue, Suite 3400, Seattle, Washington 98101, or such other place as is mutually agreed in writing by the parties to this Agreement, on the date and at the time immediately prior to the closing of a public offering of shares of common stock of Purchaser, or on such other date and time as may be mutually agreed upon by the parties to this Agreement (the "Closing Date").

         2.4 Closing Deliveries.

                  (a) By Seller. At Closing, Seller will deliver to Purchaser certificates representing the Company Shares to be acquired by Purchaser, such certificates duly endorsed or accompanied by duly executed blank stock powers, as appropriate, free and clear of all Liens.

                  (b) By Purchaser. At Closing, Purchaser will deliver to Seller duly endorsed certificates representing the Purchaser Shares to be issued to Purchaser, free and clear of all Liens. Any certificate representing the Purchaser Shares will be endorsed with the following legend:

                  These securities have not been registered under the Securities Act of 1933, as amended (the "Act"). Such securities may not be sold or offered for sale, transferred, hypothecated or otherwise assigned in the absence of an effective registration statement with respect thereto under such Act or an opinion reasonably acceptable to the Company of counsel reasonably acceptable to the Company that an

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
                  exemption from registration for such sale, offer, transfer, hypothecation or other assignment is available under such Act.

3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as of the date of this Agreement and as of the Closing Date as follows:

         3.1 Corporate Organization and Standing; Power and Authority. The Company is a corporation validly existing and in good standing under the laws of the state of Oregon. The Company has full power and authority (corporate or otherwise) to own, lease or operate its respective properties and to conduct its respective business as currently conducted. The Company is duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which such company owns or leases its properties or conducts any business so as to require such qualification, except where failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise) or the operations of the Company taken as a whole (a "Material Adverse Effect"). Seller has delivered to Purchaser true and complete copies of the Articles of Incorporation and Bylaws of the Company, together with any and all amendments thereto.

         3.2      Capitalization.

                  (a) The authorized capital stock of the Company consists of __________ shares of common stock, $______ par value, of which ________ shares are issued and outstanding. The Company Shares have been duly authorized in compliance with applicable law, and are fully paid and nonassessable.

                  (b) Seller has good and marketable title to, and owns, the Company Shares, beneficially and of record. The Company Shares are free and clear of all Liens, demands, and adverse claims of whatsoever nature. Seller has full voting power over the Company Shares, subject to no proxy, shareholders' agreement, voting trust or other agreement relating to the voting of any of the Company Shares. Other than this Agreement, there is no agreement between Seller and any other Person with respect to the disposition of the Company Shares or otherwise relating to the Company Shares. Upon consummation of the Closing deliveries described in Section 2.4, Seller will have transferred (or caused to be transferred) to Purchaser good title to the Company Shares, free and clear of all Liens.

                  (c) No Person has any preemptive right to purchase any Company Shares or any other securities of the Company. There are no outstanding securities or other instruments of the Company which are convertible into or exchangeable for any shares of its capital stock. There are no contracts, arrangements, commitments or restrictions relating to the issuance, sale, transfer or purchase or obtaining of capital stock or other securities or instruments of the Company. There is no existing option, warrant, right, call or commitment of any character granted or issued by the Company governing the issuance of shares of its capital stock.

         3.3 Organization; Authorization; Enforceability. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Oregon. Seller has full corporate power and authority to enter into, execute and deliver this Agreement and all of the documents and instruments to be executed pursuant to or in connection with this

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Agreement, and to carry out the transactions contemplated by this Agreement and such other documents and instruments. All corporate action on the part of Seller necessary for the authorization, execution, delivery and performance by Seller of this Agreement and the consummation of the transaction contemplated by this Agreement has been taken or will be taken prior to Closing. This Agreement has been duly executed and delivered by Seller. As of the Closing Date, each document or instrument to be executed and/or delivered pursuant to this Agreement to which Seller or the Company is a party will have been duly and validly executed and delivered by Seller. Assuming the due authorization, execution and delivery by Purchaser, this Agreement constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies subject to the discretion of the court.

         3.4 Investment. Seller is acquiring the Purchaser Shares for its own account for investment and not with a view to, or for resale in connection with, the sale or distribution thereof, or the granting of any participation therein. Seller has no present intention of distributing or selling to others any of the Purchaser Shares or granting any participation therein, except in compliance with all applicable federal and state securities laws.

         3.5 Absence of Certain Conflicts. Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated by this Agreement will (a) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of Seller or the Company, or (b) to the knowledge of Seller, violate any judgment, decree, order, injunction, or any statute, law, regulation or rule of any Governmental Authority applicable to Seller, the Company, or any other restriction of any kind or character by which any of them or their respective properties or assets may be bound, in either case to the extent that such conflict or violation might reasonably be expected to have a Material Adverse Effect.

         3.6 Liabilities. To the knowledge of Seller, except for (a) Liabilities reflected on the consolidated statements of financial condition of the Company as of December 31, in each of the two fiscal years 1996 and 1995 and the related statements of income, statement of stockholders' equity and statements of cash flows for the same periods ("Financial Statements"); (b) Liabilities incurred by the Company in the ordinary course of the Business subsequent to the period covered in the Financial Statements; (c) Liabilities explicitly arising under the provisions of the leases, contracts, agreements and other commitments previously disclosed to Purchaser; and (d) any Taxes; there are no Liabilities that would, individually or in the aggregate, have a Material Adverse Effect.

         3.7 Absence of Material Changes. To the knowledge of Seller, since December 31, 1996, there has not been any event or circumstances (a) which has had a Material Adverse Effect, or (b) that might reasonably be expected to have a Material Adverse Effect.

         3.8 Absence of Certain Developments. To the knowledge of Seller, except as disclosed below or as otherwise provided in this Agreement, since December 31, 1996, the Company has not:


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                  (a) conducted its Business other than in the ordinary course or in the manner in which the Business has been conducted prior to such date;

                  (b) issued or sold any equity securities, securities or instruments convertible into equity securities, or warrants, options, calls or other rights to acquire equity securities, or entered into any merger, recapitalization, reclassification, stock split, reorganization or other transaction affecting its capital stock;

                  (c) paid or agreed to pay any salaries, royalties, bonuses or other compensation to any Person (other than in the ordinary course of Business consistent with past practices);

                  (d) agreed to do any of the foregoing.

         3.9 Proprietary Rights. To the knowledge of Seller, the Company owns, or is duly licensed and has the right to use (and to license others to use, to the extent they are licensing others to use), all computer software used in connection with the Business.

         3.10 Taxes. To the knowledge of Seller, the Company has timely filed, either separately or as a member of a consolidated, combined or unitary group (a "Combined Group"), all material Returns required by applicable law to be filed by them and have paid, either separately or as a member of a Combined Group, all Taxes shown to be due or payable on such Returns. In those cases where Taxes have accrued but are not yet due and payable, the Company has established adequate reserves or accruals for the payment of all such Taxes. The Company does not have any liability for any Taxes in excess of the amounts so paid or the reserves or the accruals as established.

         3.11     Contracts and Commitments; No Default.

                  (a) To the knowledge of Seller, all of the Material Contracts have previously been disclosed to Purchaser. To the knowledge of Seller, each of the Material Contracts is in full force and effect and enforceable in accordance with its terms. To the knowledge of Seller, the Company has not received notice of cancellation of or intent to cancel any of the Material Contracts. To the knowledge of Seller, there exists no event of default or occurrence, condition or act on the part of the Company or on the part of the other party to such Material Contracts which constitutes or would constitute (with notice or lapse of time or both) a breach or cause or permit acceleration of any obligation of the Company which individually or in the aggregate would have a Material Adverse Effect.

                  (b) To the knowledge of Seller, with the exception of the consents listed on Schedule 3.11, the consummation of the transactions contemplated by this Agreement will not cause any default under any of the Material Contracts, and no consent of any other party to the Material Contracts is required in connection with the execution, delivery and performance of this Agreement by Seller.

         3.12 Litigation; Judgments. To the knowledge of Seller, there is (a) no litigation or suit, administrative or judicial, to which the Company is a party, and (b) no claim, investigation,

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arbitration, grievance, or other proceedings pending or, to the knowledge of
Seller, threatened against the Company at law or in equity, or before any Governmental Authority the adverse determination of which, individually or in the aggregate, would have a Material Adverse Effect.

         3.13 Compliance with Laws. To the knowledge of Seller, the Company (a) is not in violation of any federal, state, local or foreign law, rule, ordinance, regulation or order applicable to the Assets or the Business, and (b) has not received any complaint or notice from any Governmental Authority, alleging that any of them has violated any law, rule, regulation, order, licensing requirement, authorization or accreditation or judicial or administrative decision, either of which event described in (a) or (b) has potential consequences that could have a Material Adverse Effect.

         3.14 Brokers and Finders. Neither Seller nor any Person acting on behalf of Seller has employed any broker, agent or finder or incurred any Liability for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated by this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as of the date of this Agreement and as of the Closing Date as follows:

         4.1 Corporate Organization and Standing; Power and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon. All corporate action on the part of Purchaser necessary for the authorization, execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated by this Agreement has been taken. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of Purchaser. The Purchaser Shares, when issued, will be validly issued, fully paid and nonassessable.

         4.2 Enforceability. This Agreement has been duly executed and delivered by Purchaser, and, as of the Closing Date, each document or instrument to be executed and/or delivered pursuant to this Agreement to which Purchaser is a party, will have been duly and validly executed and delivered by Purchaser. Assuming the due authorization, execution and delivery by Seller, this Agreement is a valid and binding agreement of Purchaser enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies subject to the discretion of the court.

         4.3 Consents. All consents, approvals, qualifications, licenses, orders or authorizations of, or filings with, any Governmental Authority required in connection with Purchaser's valid execution, delivery or performance of this Agreement have been obtained, given or made or will, as of the Closing Date, have been obtained, given or made.

         4.4 Absence of Certain Conflicts. Neither the execution and delivery by Purchaser of this Agreement nor the consummation of the transaction contemplated by this Agreement will

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violate any judgment, decree, order, injunction, or, to the knowledge of
Purchaser, any statute or law, regulation or rule of any Governmental Authority applicable to Purchaser.

         4.5 Litigation. There is no pending or, to the knowledge of Purchaser, threatened action or suit which alone or in the aggregate with such other actions and suits could reasonably be expected to restrict Purchaser's ability to perform its obligations under this Agreement or to carry out the transactions contemplated by this Agreement.

         4.6 Brokers and Finders. Neither Purchaser nor any Person acting on behalf of such Purchaser has employed any broker, agent or finder or incurred any Liability for any brokerage fees, agents' commissions or finders' fees in connection with the stock purchase transaction contemplated by this Agreement.

5.       CONDITIONS TO CLOSING.

         5.1 Conditions to Obligations of Purchaser. Notwithstanding any other provision of this Agreement, the obligation of each Purchaser to purchase the Company Shares is subject to the satisfaction, on or before the Closing Date or such earlier date as is specified below, of the following conditions, each of which may be waived by Purchaser:

                  (a) No Governmental Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Governmental Authority or other Person will have been instituted or threatened which seeks to restrain or prohibit, or questions the validity or legality of, the transactions contemplated by this Agreement or which if successfully asserted would otherwise have a Material Adverse Effect, or would impose limitations on the ability of Purchaser to effectively exercise full rights of ownership of the Company Shares.

                  (b) Authorizations. All actions necessary to authorize the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated by this Agreement will have been duly and validly taken by Seller and the Company.

                  (c) Corporate Documents. Seller will have caused to be delivered to Purchaser the minute books and stock records for the Company.

         5.2 Conditions to Obligations of Seller. Notwithstanding any other provision of this Agreement, the obligation of Seller to sell the Company Shares is subject to the satisfaction, on or before the Closing Date or such earlier date as is specified below, of the following conditions, each of which may be waived by Seller:

                  (a) Authorizations. All actions necessary to authorize the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated by this Agreement will have been duly and validly taken by Purchaser.

                  (b) Litigation. No action, suit or proceeding will be pending which would adversely affect the ability of Purchaser to carry out the transactions contemplated by this Agreement.

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6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

         6.1 Survival of Representations and Warranties. The parties agree that the representations and warranties made by the parties in this Agreement, and the indemnities under this Agreement, will survive for a period commencing on the Closing Date and ending on the third anniversary of the Closing Date (the "Survival Period").

         6.2 Indemnification by Seller. Subject to the Closing having occurred and the other limitations and qualifications set forth in this Section 6, Seller will protect, defend, indemnify, and hold the Company, Purchaser, and each of their respective, successors and assigns, (each, a "Purchaser Indemnitee") harmless for, from and against any Loss (a) arising out of or due to any breach of any of the representations, warranties, covenants or agreements of Seller contained in this Agreement, (b) arising out of any litigation brought or threatened by any third Person against the Company or Purchaser to the extent such litigation relates to an act or omission of the Company occurring prior to Closing not reserved or accrued for in the Financial Statements, or (c) in connection with Taxes owing by the Company for periods ending on or prior to Closing and not reserved for.

         6.3 Indemnification by Purchaser. Subject to the Closing having occurred and the provisions of this Section 6, Purchaser will protect, defend, indemnify, and hold Seller and its successors and assigns (each, a "Seller Indemnitee") harmless for, from and against any Loss (a) arising out of or due to any breach of any of the representations, warranties, covenants or agreements of Purchaser contained in this Agreement, (b) arising out of any litigation brought or threatened by any third Person against the Company, Seller or an Affiliate to the extent such litigation relates to an act or omission of the Company occurring after Closing, or (c) in connection with Taxes owing by the Company for periods ending after Closing.

         6.4      Limitation on Claims.

                  (a) Survival Claims Period. Notwithstanding any other provision in this Agreement, no claim or indemnified Loss may be asserted under this Agreement unless the party seeking indemnification gives the other party notice of such claim before the end of the applicable Survival Period; provided, that where notice of such claim has been timely given, such claim will survive the expiration of the Survival Period.

                  (b) Exclusive Remedy. If the transaction closes, the rights of indemnification of either party under Section 6 will be the exclusive remedy as to any matters addressed in this Agreement. Prior to the Closing, the rights of the parties set forth in Section 7.3 will be the exclusive remedies of the parties as to the matters addressed therein.

                  (c) Subrogation. Following indemnification as provided for under this Agreement, the Indemnifying Party will be subrogated to all rights of the Indemnitee with respect to all Persons relating to the matter for which indemnification has been made.

         6.5 Insured Losses. Notwithstanding any other term or provision of this Agreement, the Indemnified Party will not be required to indemnify the Indemnitee for a Loss to the extent that the Indemnitee receives insurance payments covering such Loss; provided, that this

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
provision would not result in the loss of, or a requirement to repay, such insurance by the Indemnitee. In the event that insurance is not paid to the Indemnitee to cover the full amount of the Loss, the Indemnifying Party will remain liable for the difference between the insurance payment as described above and the amount of the Loss.

7.       MISCELLANEOUS.

         7.1 Amendments and Waivers. The provisions of this Agreement may be amended only by the written agreement of all of the parties to this Agreement. Except as otherwise provided in this Agreement, any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions or conditions of this Agreement must be made in writing and will be effective only to the extent specifically set forth in such writing.

         7.2 Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by either of the parties to this Agreement without the prior written consent of the other party to this Agreement and any purported assignment or delegation of this Agreement without such consent will be null and void.

         7.3 Termination. At any time prior to the Closing Date, this Agreement may be terminated:

                  (a) by mutual written consent of the parties to this Agreement;

                  (b) by either Purchaser or Seller if the Closing has not occurred by July 31, 1997, provided, however, that the right to terminate this Agreement under this Section will not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date;

                  (c) by either Purchaser or Seller if a court of competent jurisdiction has issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action has become final and nonappealable; or

                  (d) by either party if the other party (i) breaches its representations and warranties in any material respect, or (ii) fails to comply in any material respect with any of their covenants or agreements contained in this Agreement.

In the event of any termination pursuant to this Section 7.3, the parties to this Agreement will be released from all liabilities and obligations arising under this Agreement with respect to matters contemplated by this Agreement.

         7.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.


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
         7.5 Headings. The descriptive headings contained in this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

         7.6 Notices. Any notices, requests, demands or other communications required or permitted to be sent under this Agreement or under any document or instrument to be executed and/or delivered pursuant to this Agreement must be in writing and delivered personally, sent by overnight or international courier or mailed by registered or certified mail, return receipt requested, to the following addresses, and will be deemed to have been received on the day of personal delivery, one business day after deposit with an overnight domestic courier or three business days after deposit in the mail:

         (a)  Purchaser:  Trendwest Resorts, Inc.
                          12301 N.E. 10th Place
                          Bellevue, Washington 98005
                          Attention: Gary A. Florence

         (b)  Seller:     Jeld-Wen, inc.
                          3250 Lakeport Boulevard
                          P. O. Box 1329
                          Klamath Falls, Oregon 97601
                          Attention: Douglas Kintzinger

         7.7 Governing Law; Jurisdiction. The validity, meaning and effect of this Agreement will be determined in accordance with the laws of the State of Washington applicable to contracts made and to be performed in that state. The parties irrevocably submit to the jurisdiction of any Washington State or federal court sitting in Seattle in any action or proceeding arising out of or relating to this Agreement, and the parties irrevocably agree that all claims in respect of such action or proceeding arising out of or relating to this Agreement will be heard and determined in such a Washington State or federal court. The parties consent to and grant to any such court jurisdiction over the persons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of any process or other papers in the manner provided in this Agreement, or in such other manner as may be permitted by law, will be valid and sufficient service thereof.

         7.8 Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by any reason of this Agreement on any Persons other than the parties to it and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or Liability of any third Persons to any party to this Agreement, nor will any provision give any third Persons any right of subrogation or action over against any party to this Agreement.

         7.9 Expenses; Attorneys' Fees. Whether or not the transactions contemplated by this Agreement are consummated, and except as otherwise expressly provided in this Agreement, each of the parties to this Agreement will pay its own expenses incurred by it or on its behalf in connection with this Agreement or any transactions contemplated by this Agreement. Notwithstanding the foregoing, in any legal action or other proceeding brought to enforce or interpret the terms of this Agreement or any document or instrument to be executed and/or

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
delivered pursuant to this Agreement, the prevailing party or parties will be entitled to reasonable attorneys' fees and other costs and expenses incurred in that proceeding, in addition to any other relief to which it is entitled.

         7.10 Entire Agreement. This Agreement constitutes the entire agreement of the parties concerning the matters referred to in this Agreement and therein and supersedes all prior agreements and understandings, oral or written.

         7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and all of which together will constitute one instrument.

         DATED the date first written above.

         PURCHASER:                  TRENDWEST RESORTS, INC.



                                     By:_________________________________
                                     Name:_______________________________
                                     Title:______________________________

         SELLER:                     JELD-WEN, INC.



                                     By:_________________________________
                                     Name:_______________________________
                                     Title:______________________________


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